Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-281166 and 333-290301) of Fifth District Bancorp, Inc. of our report dated March 24, 2026, with respect to our audit of the consolidated financial statements of Fifth District Bancorp, Inc. at and for the year ended December 31, 2025, included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP

Metairie, Louisiana

March 24, 2026